Exhibit 10.1

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of October 16, 2012 (this “Agreement” as hereinafter further defined), between REGIONS BANK, in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, “Revolving Loan Agent” as hereinafter further defined), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as agent for the Notes Secured Parties (in such capacity, “Notes Agent” as hereinafter further defined).

W I T N E S S E T H:

WHEREAS, Bourland & Leverich Supply Co. LLC, a Delaware limited liability company (“B&L Supply”), has entered into a secured revolving credit facility with Revolving Loan Agent and the lenders and other parties for whom it is acting as agent as set forth in the Revolving Loan Agreement (as hereinafter defined) pursuant to which such lenders have made and from time to time may make loans and provide other financial accommodations to B&L Supply which are secured by substantially all of the assets of B&L Supply;

WHEREAS, B&L Supply is a guarantor with respect to the obligations of its affiliate, EMC (as hereinafter defined), with respect to the Notes (as hereinafter defined) under that certain Indenture (as hereinafter defined) with Notes Agent and the purchasers and other parties for whom it is acting as agent as set forth in the Indenture pursuant to which the initial purchasers have agreed to acquire the Notes which are secured by substantially all of the assets of B&L Supply and the other guarantors of the Notes; and

WHEREAS, Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and Notes Agent, for itself and on behalf of the other Notes Secured Parties, desire to enter into this Agreement to (i) confirm the relative priority of the security interests of Revolving Loan Agent and Notes Agent in the assets and properties of B&L Supply, (ii) provide for the orderly sharing among the Revolving Loan Secured Parties and the Notes Secured Parties, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Definitions; Interpretation

1.1           Definitions.  As used in this Agreement, the following terms have the meanings specified below:

“Access and Use Rights” shall have the meaning set forth in Section 8.1 hereof.

“Agents” shall mean, collectively, Revolving Loan Agent and Notes Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms hereof.

“B&L Supply” has the meaning given in the recitals hereto.

 “Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” shall mean with respect to any Person, the obligations of such Person in connection with: (a) credit cards, debit cards or stored value cards or the processing of payments and other administrative services with respect to credit cards, debit cards or stored value cards and/or (b) cash management, deposit accounts or related services, including (i) the automated clearinghouse transfer of funds for the account of such Person pursuant to agreement or overdraft for any accounts of such Person, or (ii) controlled disbursement services.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any Revolving Loan Secured Party or Notes Secured Party at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property.

“Commitment” has the meaning as defined in the Revolving Loan Agreement at any time.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“DIP Financing Cap Amount” shall mean an aggregate amount of $25,000,000.

“Discharge of Revolving Loan Debt” shall mean, except to the extent otherwise expressly provided in Section 10.3, (a) the termination or expiration of the commitments of the Revolving Loan Lenders and the financing arrangements provided by Revolving Loan Agent and the other Revolving Loan Lenders to Grantors under the Revolving Loan Documents, (b) the payment in full in cash of the Revolving Loan Debt (other than the Revolving Loan Debt described in clause (c) of this definition and other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time), and (c) the delivery to Revolving Loan Agent of cash collateral, or at Revolving Loan Agent’s option, the delivery to Revolving Loan Agent of a letter of credit payable to Revolving Loan Agent, in either case as required under the terms of the Revolving Loan Agreement, in respect of letters of credit issued under the Revolving Loan Documents or other Revolving Loan Debt, if any, for which the delivery of cash collateral or a letter of credit is required under the terms of the Revolving Loan Agreement.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Revolving Loan Debt, Revolving Loan Agent or any other Revolving Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Revolving Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Revolving Loan Agent or other Revolving Loan Secured Party, as the case may be, and no Discharge of Revolving Loan Debt shall be deemed to have occurred.

“Discharge of Notes Debt” shall mean, except to the extent otherwise expressly provided in Section 10.3, either (a) EMC exercises its legal defeasance option or covenant defeasance option in accordance with the terms of the Indenture; or (b) the satisfaction and discharge of all Notes Debt in accordance with the Indenture including the final payment in full in cash of the Notes Debt (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Notes Debt, Notes Agent or any other Notes Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Notes Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Notes Agent or other Notes Secured Party, as the case may be, and no Discharge of Notes Debt shall be deemed to have occurred.

“Documents” shall mean collectively, the Revolving Loan Documents and the Notes Documents.

“EMC” means Edgen Murray Corporation, a Nevada corporation.

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of Revolving Loan Agent to realize upon all or a material portion of the Revolving Loan Priority Collateral, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

“Grantors” shall mean, collectively, B&L Supply, each Guarantor and each Subsidiary of B&L Supply or any Guarantor that shall have granted a Lien on any of its assets to secure any Revolving Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, (a) any person that at any time after the date hereof becomes a party to a guarantee in favor of Revolving Loan Agent or the Revolving Credit Secured Parties in respect of any of the Revolving Loan Debt, and (b) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under (a) an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk, and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

“Indenture” shall mean the Indenture, dated of even date herewith, by and among EMC, the guarantors of the Notes Debt party thereto and Notes Agent governing the Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” shall mean, collectively, the Copyrights (as defined below), the Copyright Licenses (as defined below), the Patents (as defined below), the Patent Licenses (as defined below), the Trademarks (as defined below) and the Trademark License (as defined below).

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Maximum Priority Revolving Loan Debt” shall mean, as of any date of determination, the greater of:

(a)           the sum of:

(i)            $180,000,000, plus

(ii)           any interest (including default interest) on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus

(iii)           any fees, costs, expenses and indemnities payable under any of the Revolving Loan Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), minus

(iv)           the aggregate amount of all permanent reductions of the Total Revolving Commitment under the Revolving Loan Agreement made from and after the date hereof; and

(b)           the Borrowing Base (as such term is defined in the Indenture) of the Grantors.

“Noteholders” shall mean, collectively, any person in whose name a Note is registered (and including any other holder, lender or group of lenders or holders that at any time refinances, replaces or succeeds to all or any portion of the Notes Debt or is otherwise party to the Notes Documents as a holder or lender); sometimes being referred to herein individually as a “Noteholder”.

“Notes” shall mean the 12.25% Senior Secured Notes due 2016 issued by EMC under the Indenture.

“Notes Agent” shall mean The Bank of New York Mellon Trust Company, N.A., and its successors and assigns in its capacity as agent pursuant to the Notes Documents acting for and on behalf of the other Notes Secured Parties and any successor or replacement agent.

 “Notes Cash Collateral” shall have the meaning set forth in Section 6.1(b) hereof.

 “Notes Debt” shall mean all “Obligations” as such term is defined in the Indenture, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Notes Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Notes Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Notes DIP Financing” shall have the meaning set forth in Section 6.1(b) hereof.

“Notes Documents” shall mean, collectively, the Indenture and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Notes Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Notes Debt), in each case, in accordance with the terms of this Agreement.

“Notes Event of Default” shall mean any “Event of Default” as defined in the Indenture.

“Notes Priority Collateral” shall mean all of the Collateral other than the Revolving Loan Priority Collateral.

“Notes Secured Parties” shall mean, collectively, (a) Notes Agent, (b) the Noteholders, (c) each other person to whom any of the Notes Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Notes Secured Party”.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean (i) all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” shall have the meaning set forth in Section 5.1 hereof.

“Proceeds” shall mean:  all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Purchasing Noteholders” shall have the meaning set forth in Section 7.3 hereof.

“Recovery” shall have the meaning set forth in Section 6.11 hereof.

“Release Event” shall mean (a) prior to the occurrence of an Insolvency or Liquidation Proceeding by or against any Grantor, the occurrence and the continuance of a Revolving Loan Event of Default and the taking of any Revolving Loan Lien Enforcement Action with respect to the Revolving Loan Priority Collateral by Revolving Loan Agent; provided, that, any Release Event shall cease to constitute a Release Event as of the occurrence of any Insolvency or Liquidation Proceeding if Revolving Loan Agent continues making loans or providing letters of credit or other financial accommodations (whether pursuant to the Revolving Loan Agreement or otherwise) or consent to the use of cash collateral after the occurrence of such Insolvency or Liquidation Proceeding, or (b) after the occurrence of an Insolvency or Liquidation Proceeding by or against any Grantor, the occurrence of any of the following: (i) the entry of an order of any United States Bankruptcy Court pursuant to Section 363 or 1129 (or similar provisions) of the Bankruptcy Code or otherwise authorizing the sale of all or a material portion of the Revolving Loan Priority Collateral or (ii) the taking of any Revolving Loan Lien Enforcement Action by any Revolving Loan Secured Party or the entry of an order of any United States Bankruptcy Court pursuant to Section 362 (or similar provisions) of the Bankruptcy Code vacating the automatic stay and authorizing Revolving Loan Agent to take any Revolving Loan Lien Enforcement Action.

“Retained Revolving Loan Debt” shall have the meaning set forth in Section 7.3 hereof.

“Revolver DIP Financing” shall have the meaning set forth in Section 6.1 hereof.

“Revolving Loans” has the meaning as defined in the Revolving Loan Agreement at any time.

“Revolving Loan Agent” shall mean Regions Bank, and its successors and assigns in its capacity as agent pursuant to the Revolving Loan Documents acting for and on behalf of the other Revolving Loan Secured Parties and any successor or replacement agent.

“Revolving Loan Agreement” shall mean the Amended and Restated Credit Agreement, dated as of May 2, 2012, by and among Grantors, Revolving Loan Agent and Revolving Loan Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Revolving Loan Cash Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Revolving Loan Debt” shall mean all “Obligations” as such term is defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Revolving Loan Secured Party, including principal, interest, Bank Product Obligations, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Revolving Loan Debt Purchase” shall have the meaning set forth in Section 7.3 hereof.

“Revolving Loan DIP Offer Period”  shall have the meaning set forth in Section 6.1(a) hereof.

“Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Revolving Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt), in each case, in accordance with the terms of this Agreement.

“Revolving Loan Event of Default” shall mean any “Event of Default” as defined in the Revolving Loan Agreement.

“Revolving Loan Lenders” shall mean, collectively, any person party to the Revolving Loan Documents as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt or is otherwise party to the Revolving Loan Documents as a lender); sometimes being referred to herein individually as a “Revolving Loan Lender”.

“Revolving Loan Lien Enforcement Action” shall mean (a) any action by Revolving Loan Agent to foreclose on the Lien of Revolving Loan Agent in all or a material portion of the Revolving Loan Priority Collateral, (b) any action by Revolving Loan Agent to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or any material portion of the Revolving Loan Priority Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by Revolving Loan Agent of any legal proceedings against or with respect to all or any material portion of the Revolving Loan Priority Collateral to facilitate the actions described in (a) or (b) above.  For the purposes hereof, (i) any setoff or notification of account debtors to make payments to Revolving Loan Agent shall constitute a Revolving Loan Lien Enforcement Action if and only if such action is coupled with an action to take possession of all or a material portion of the Revolving Loan Priority Collateral or the commencement of any legal proceedings or actions against or with respect to B&L Supply or any Guarantor of all or a material portion of the Revolving Loan Priority Collateral and (ii) a material portion of the Revolving Loan Priority Collateral shall mean Revolving Loan Priority Collateral having a value in excess of $5,000,000.

“Revolving Loan Priority Collateral” shall mean all Collateral as more particularly set forth on Annex A annexed hereto.

“Revolving Loan Purchase Amount” shall have the meaning set forth in Section 7.2 hereof.

“Revolving Loan Purchase Date” shall have the meaning set forth in Section 7.4(a) hereof.

“Revolving Loan Secured Parties” shall mean, collectively, (a) Revolving Loan Agent, (b) the Revolving Loan Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under the Revolving Loan Agreement, (d) each other person to whom any of the Revolving Loan Debt (including Revolving Loan Debt constituting Bank Product Obligations) is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Revolving Loan Secured Party”.

“Revolving Loan Transferring Lenders” shall have the meaning set forth in Section 7.3 hereof.

“Secured Parties” shall mean, collectively, the Revolving Loan Secured Parties and the Notes Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Subsidiary” shall mean any “Subsidiary” of B&L Supply as defined in the Revolving Loan Agreement.

 “Third Party Purchaser” shall have the meaning set forth in Section 8.1 hereof.

“Total Revolving Commitment” has the meaning as defined in the Revolving Loan Agreement at any time.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (a) all extensions or renewals of any of the foregoing, (b) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (c) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (d) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Triggering Event” shall mean (a) an acceleration of the maturity of all or any material portion of the Revolving Loan Debt, (b) the exercise of any Revolving Loan Lien Enforcement Action by the Revolving Loan Secured Parties, (c) if at any time when a Revolving Loan Event of Default exists and is continuing, Revolving Loan Lenders elect not to make any additional loans or advances or issue or cause to be issued letters of credit under the Revolving Loan Documents for a period of ten (10) days at a time when (i) there is Undrawn Availability to make such loans or advances or issue or cause to be issued letters of credit under the Revolving Loan Documents and (ii) such  loans or advances or  issuance of letters of credit under the Revolving Loan Documents would not cause the Revolving Loan Debt to exceed Maximum Priority Revolving Loan Debt, (d) the occurrence and continuation of a Revolving Loan Event of Default for a period of ninety (90) days (from written notice of same being provided by the Revolving Loan Agent to either Notes Agent or B&L Supply) without the subsequent or related taking of any of the actions set forth under clauses (a), (b) or (c) hereof, and (e) the commencement of an Insolvency or Liquidation Proceeding by or against any Grantor followed by the expiration of the Revolving Loan DIP Offer Period.

“Undrawn Availability” has the meaning as defined in the Revolving Loan Agreement as in effect on the date hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2           Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to B&L Supply, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.               Lien Priorities.

2.1           Acknowledgment of Liens.

(a)           Revolving Loan Agent, on behalf of itself and each Revolving Credit Secured Party, hereby acknowledges that Notes Agent, acting for and on behalf of itself and the Notes Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Notes Documents to secure the Notes Debt.

(b)           Notes Agent, on behalf of itself and each Notes Secured Party, hereby acknowledges that Revolving Loan Agent, acting for and on behalf of itself and the Revolving Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2           Relative Priorities.

(a)           Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to Revolving Loan Agent or the Revolving Loan Secured Parties or Notes Agent or the Notes Secured Parties and notwithstanding any provision of the UCC, or any applicable law or any provisions of the Revolving Loan Documents or the Notes Documents or any other circumstance whatsoever:

(i)            Notes Agent, for itself and on behalf of the other Notes Secured Parties, hereby agrees that any Lien on the Revolving Loan Priority Collateral securing the Revolving Loan Debt (other than the principal amount thereof that exceeds the Maximum Priority Revolving Loan Debt) now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing the Notes Debt now or hereafter held by or for the benefit or on behalf of any Notes Secured Party or any agent or trustee therefor; and (i) any Lien on the Revolving Loan Priority Collateral securing any of the Notes Debt now or hereafter held by or for the benefit or on behalf of any Notes Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Debt (other than the principal amount thereof that exceeds the Maximum Priority Revolving Loan Debt); and

(ii)           Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, hereby agrees that any Lien on the Notes Priority Collateral securing the Notes Debt now or hereafter held by or for the benefit or on behalf of any Notes Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Notes Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor; and (ii) any Lien on the Notes Priority Collateral securing any of the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of any Revolving Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Notes Priority Collateral securing any Notes Debt.

(b)           As between Revolving Loan Secured Parties and Notes Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the Revolving Loan Debt or Notes Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3           Prohibition on Contesting Liens.  Each of Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, and Notes Agent, for itself and on behalf of the other Notes Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any Revolving Loan Secured Party in any Collateral or by or on behalf of any Notes Secured Party in any Collateral, as the case may be; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Loan Secured Party or Notes Secured Party to enforce this Agreement.

2.4           Similar Liens and Agreements.  The parties hereto agree that it is their intention that the Collateral securing the Notes Debt and the Revolving Loan Debt be identical.  In furtherance of the foregoing and of Section 10.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Loan Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Loan Priority Collateral and the Notes Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Notes Documents and the Revolving Loan Documents.

Section 3.               Enforcement.

3.1           Exercise of Rights and Remedies.

(a)           Notes Agent, for itself and on behalf of the other Notes Secured Parties:

(i)            will not, so long as the Discharge of Revolving Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Revolving Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which Notes Agent or any other Notes Secured Party is a party) or commence or join with any Person (other than Revolving Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (except, that, Notes Agent or any other Notes Secured Party may commence or join with any Person in commencing, or filing, a petition for any Insolvency or Liquidation Proceeding; provided, that, Notes Agent provides Revolving Loan Agent not less than fifteen (15) days prior written notice of Notes Agent’s or any other Notes Secured Party’s intent to commence or join with any Person in commencing, or filing, such Insolvency or Liquidation Proceeding);

(ii)            will not contest, protest or object to any foreclosure action or proceeding brought by Revolving Loan Agent or any other Revolving Loan Secured Party, or any other enforcement or exercise by any Revolving Loan Secured Party of any rights or remedies relating solely to the Revolving Loan Priority Collateral under the Revolving Loan Documents or otherwise, so long as the Liens of Notes Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii)           will not object to the forbearance by Revolving Loan Agent or the other Revolving Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Revolving Loan Priority Collateral;

(iv)           will not, so long as the Discharge of Revolving Loan Debt has not occurred, take or receive any Revolving Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Revolving Loan Priority Collateral; it being understood and agreed that payments made by B&L Supply in respect of the Notes Debt with proceeds of loans or advances under the Revolving Loan Documents shall not constitute a breach of this Section 3.1(a)(iv);

(v)            agrees that no covenant, agreement or restriction contained in any Notes Document shall be deemed to restrict in any way the rights and remedies of Revolving Loan Agent or the other Revolving Loan Secured Parties with respect to the Revolving Loan Priority Collateral as set forth in this Agreement and the Revolving Loan Documents;

(vi)           will not object to the manner in which Revolving Loan Agent or any other Revolving Loan Secured Party may seek to enforce or collect the Revolving Loan Debt or the Liens of such Revolving Loan Secured Party with respect to the Revolving Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of Revolving Loan Agent or any other Revolving Loan Secured Party is, or could be, adverse to the interests of the Notes Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); provided, that, at all times Revolving Loan Agent is acting in good faith; and

(vii)          will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Revolving Loan Debt or any Lien of Revolving Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b)           Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties:

(i)             will not, so long as the Discharge of Notes Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Notes Priority Collateral or commence or join with any Person (other than Notes Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (except, that, Revolving Loan Agent or any other Revolving Loan Secured Party may commence or join with any Person in commencing, or filing, a petition for any Insolvency or Liquidation Proceeding; provided, that, Revolving Loan Agent provides Notes Agent not less than fifteen (15) days prior written notice of Revolving Loan Agent’s or any other Revolving Loan Secured Party’s intent to commence or join with any Person in commencing, or filing, such Insolvency or Liquidation Proceeding);

(ii)            will not contest, protest or object to any foreclosure action or proceeding brought by Notes Agent or any other Notes Secured Party, or any other enforcement or exercise by any Notes Secured Party of any rights or remedies relating solely to the Notes Priority Collateral under the Notes Documents or otherwise, so long as the Liens of Revolving Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1 and such actions or proceedings are being pursued in good faith;

(iii)           will not object to the forbearance by Notes Agent or the other Notes Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Notes Priority Collateral;

(iv)           will not, so long as the Discharge of Notes Debt has not occurred, take or receive any Notes Priority Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Notes Priority Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(v)            agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of Notes Agent or the other Notes Secured Parties with respect to the Collateral as set forth in this Agreement and the Notes Documents;

(vi)           will not object to the manner in which Notes Agent or any other Notes Secured Party may seek to enforce or collect the Notes Debt or the Liens of such Notes Secured Party with respect to the Notes Priority Collateral, regardless of whether any action or failure to act by or on behalf of Notes Agent or any other Notes Secured Party is, or could be, adverse to the interests of the Revolving Loan Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Notes Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); provided, that, at all times Notes Agent is acting in good faith; and

(vii)          will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Notes Debt or any Lien of Notes Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c)           Notwithstanding the foregoing clauses (a) and (b), each of the Notes Agent and the Revolving Loan Agent may:

(i)             file a claim or statement of interest with respect to the Revolving Loan Debt or Notes Debt, as the case may be; provided that an Insolvency or Liquidation Proceeding has been commenced by or against B&L Supply or any other Grantor;

(ii)            take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;

(iii)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Revolving Loan Secured Parties or Notes Secured Parties represented by it, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of such Secured Parties, in each case in accordance with the terms of this Agreement;

(iv)           file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against B&L Supply or any other Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement; and

(v)           vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement.

3.2           Rights As Unsecured Creditors.  To the extent not expressly inconsistent with the terms hereof, either Agent and the Secured Parties on whose behalf such Agent acts, may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of their respective Documents and applicable law.  For purposes hereof, the rights of an unsecured creditor do not include a creditor that holds a judgment lien.  Nothing in this Agreement shall prohibit the receipt by either Agent or any of the other Secured Parties of payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by such Agent or any other Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement.

3.3           Release of Second Priority Liens.

(a)           Subject to the provisions of Section 3.3(c) below, upon the sale, transfer or other disposition of any Collateral as directed by or with the consent of the Agent with the senior Lien in such Collateral in accordance with Section 2.2, the Agent with the junior Lien on any Collateral shall:

(i)             be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral; provided, that, the Liens of the Agent with such senior Lien on the Collateral so sold or disposed of are released at the same time, and provided further, that such junior Lien shall remain in place with respect to any proceeds of such sale, transfer or other disposition under this clause (a)(i) that remain after the Discharge of Revolving Loan Debt (in the case of Revolving Loan Priority Collateral) or the Discharge of Notes Debt (in the case of Notes Priority Collateral);

(ii)            be deemed to have authorized the Agent with the senior Lien on such Collateral to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and the Agent with the junior Lien thereon to evidence such release and termination; and

(iii)           promptly upon the request of the Agent with the senior Lien thereon, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Agent with the senior Lien thereon may require in connection with such sale or other disposition by such Agent, such Agent’s agents or any Grantor with the consent of such Agent to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon shall not extend to or otherwise affect any of the rights, if any, of such Agent with the junior Lien to the proceeds from any such sale or other disposition of Collateral upon the Discharge of Revolving Loan Debt or Discharge of Notes Debt, as the case may be, whichever is secured by the senior Lien on such Collateral.

(b)           Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of such Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Agent with the junior Lien or such holder or in the Agent’s own name, from time to time in such Agent’s (holding the senior Lien) discretion, for the purpose of carrying out the terms of this Section 3.3, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.3, including any termination statements, endorsements or other instruments of transfer or release.  Nothing contained in this Agreement shall be construed to modify the obligation of the Agent with the senior Lien to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

(c)           Notwithstanding anything to the contrary contained in Section 3.3(a), the Lien of Notes Agent shall not be automatically released, and Notes Agent’s consent shall be required, in connection with the sale or disposition of any Revolving Loan Priority Collateral that is not either (i) permitted by the terms of the Notes Documents, (ii) made in connection with a Release Event or (iii) made in connection with a Revolving Loan Lien Enforcement Action.

3.4           Insurance and Condemnation Awards.

(a)           So long as the Discharge of Revolving Loan Debt has not occurred, Revolving Loan Agent and the other Revolving Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to settle and adjust claims in respect of the Revolving Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Revolving Loan Priority Collateral.  So long as the Discharge of Revolving Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (2) first, be paid to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties to the extent required under the Revolving Loan Documents in an aggregate amount not to exceed the Maximum Priority Revolving Loan Debt, (3) second, be paid to Notes Agent for the benefit of the Notes Secured Parties to the extent required under the applicable Notes Documents, (4) third, if no Notes Debt is outstanding, be paid to Revolving Loan Agent for the benefit of Revolving Loan Secured Parties for application to any unpaid Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt, and (5) fourth, if no Revolving Loan Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law.  Until the Discharge of Revolving Loan Debt, if Notes Agent or any other Notes Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to Revolving Loan Agent in accordance with the terms of Section 4.2.

(b)           So long as the Discharge of Notes Debt has not occurred, Notes Agent and the other Notes Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Notes Documents, to settle and adjust claims in respect of the Notes Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Notes Priority Collateral.  So long as the Discharge of Notes Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (6) first, be paid to Notes Agent for the benefit of the Notes Secured Parties to the extent required under the applicable Notes Documents, (7) second, be paid to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties to the extent required under the Revolving Loan Documents, and (8) third, if no Revolving Loan Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law.  Until the Discharge of Notes Debt, if Revolving Loan Agent or any other Revolving Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to Notes Agent in accordance with the terms of Section 4.2.

Section 4.               Payments.

4.1           Application of Proceeds.

(a)           So long as the Discharge of Revolving Loan Debt has not occurred, the Revolving Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Loan Priority Collateral (including, without limitation, in connection with any Release Event), shall be applied in the following order of priority:

(i)             first, to the Revolving Loan Debt (other than the principal amount thereof in excess of the Maximum Priority Revolving Loan Debt) and for cash collateral as required under the Revolving Loan Documents, and in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt (other than the principal amount thereof in excess of the Maximum Priority Revolving Loan Debt) has occurred;

(ii)            second, to the Notes Debt in such order as specified in the applicable Notes Documents until the Discharge of Notes Debt  has occurred; and

(iii)           third, to the principal amount of the Revolving Loan Debt in excess of the Maximum Priority Revolving Loan Debt until the Discharge of Revolving Loan Debt has occurred.

(b)           So long as the Discharge of Notes Debt has not occurred, the Notes Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral (including, without limitation, in connection with any Release Event), shall be applied in the following order of priority:

(i)            first, to the Notes Debt and for cash collateral as required under the Notes Documents, and in such order as specified in the applicable Notes Documents until the Discharge of Notes Debt has occurred; and

(ii)            second, to the Revolving Loan Debt in such order as specified in the applicable Revolving Loan Documents until the Discharge of Revolving Loan Debt has occurred.

(c)           To the extent permitted under applicable law and without risk of legal liability to Revolving Loan Agent or any other Revolving Loan Secured Party, if at any time Revolving Loan Agent does not have a first priority Lien upon any Collateral under Section 2.2 hereof, Revolving Loan Agent shall deliver to Notes Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Notes Agent to the Notes Debt in such order as specified in the relevant Notes Documents.  To the extent permitted under applicable law and without risk of legal liability to Notes Agent or any other Notes Secured Party, if at any time Notes Agent does not have a first priority Lien upon any Collateral under Section 2.2 hereof, Notes Agent shall deliver to Revolving Loan Agent, without representation or recourse, any proceeds of Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Revolving Loan Agent to the Revolving Loan Debt in such order as specified in the relevant Revolving Loan Documents.  The provisions of this Section 4.1 are intended solely to govern the respective Lien priorities as between Notes Agent and Revolving Loan Agent and shall not impose on any Agent or any other Secured Party any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

4.2           Payments Over.

(a)           So long as the Discharge of Revolving Loan Debt has not occurred (other than the principal amount thereof in excess of the Maximum Priority Revolving Loan Debt), whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, Notes Agent agrees, for itself and on behalf of the other Notes Secured Parties, that any Revolving Loan Priority Collateral or proceeds thereof or payment with respect thereto received by Notes Agent or any other Notes Secured Party (including any right of set-off) with respect to the Revolving Loan Priority Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct.  Revolving Loan Agent is hereby authorized to make any such endorsements or assignments as agent for Notes Agent.  This authorization is coupled with an interest and is irrevocable.  Any payments made by B&L Supply in respect of the Notes Debt with proceeds of loans or advances under the Revolving Loan Documents shall not be required to be transferred or paid over to Revolving Loan Agent for the benefit of the Revolving Loan Secured Parties.

(b)           So long as the Discharge of Notes Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that any Notes Priority Collateral or proceeds thereof or payment with respect thereto received by Revolving Loan Agent or any other Revolving Loan Secured Party (including any right of set-off) with respect to the Notes Priority Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to Notes Agent for the benefit of the Notes Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Notes Agent is hereby authorized to make any such endorsements or assignments as agent for Revolving Loan Agent.  This authorization is coupled with an interest and is irrevocable.

Section 5.               Bailee for Perfection.

5.1           Each Agent as Bailee.

(a)           Each Agent agrees to hold any Collateral that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the Lien granted to the other Agent in such Pledged Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Revolving Loan Documents or Notes Documents, as applicable, subject to the terms and conditions of this Section 5.

(b)           Until the Discharge of Revolving Loan Debt has occurred, Revolving Loan Agent shall be entitled to deal with the Pledged Collateral constituting Revolving Loan Priority Collateral in accordance with the terms of the Revolving Loan Documents. The rights of Notes Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Revolving Loan Agent’s rights under the Revolving Loan Documents.  Until the Discharge of Notes Debt has occurred, Notes Agent shall be entitled to deal with the Pledged Collateral constituting Notes Priority Collateral in accordance with the terms of the Notes Documents.  The rights of Revolving Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Notes Agent’s rights under the Notes Documents.

(c)           Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d)           Each Agent shall not have by reason of the Revolving Loan Documents, the Notes Documents or this Agreement or any other document a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral, other than as expressly provided for herein and other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.2           Transfer of Pledged Collateral.

(a)           Upon the Discharge of Revolving Loan Debt, to the extent permitted under applicable law, upon the request of Notes Agent, Revolving Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Notes Agent, except in the event and to the extent (9) Revolving Loan Agent or any other Revolving Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Revolving Loan Debt, (10) such Collateral is sold or otherwise disposed of by Revolving Loan Agent or any other Revolving Loan Secured Party or by a Grantor as provided herein or (11) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Revolving Loan Secured Party to any third party. The foregoing provision shall not impose on Revolving Loan Agent or any other Revolving Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.  In connection with any transfer described herein to Notes Agent, Revolving Loan Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of Notes Agent and to be paid by B&L Supply) as shall be reasonably requested by Notes Agent to permit Notes Agent to obtain, for the benefit of the Notes Secured Parties, a first priority security interest in the Pledged Collateral.

(b)           Upon the Discharge of Notes Debt, to the extent permitted under applicable law, upon the request of Revolving Loan Agent, Notes Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Revolving Loan Agent, except in the event and to the extent (12) Notes Agent or any other Notes Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Notes Debt, (13) such Collateral is sold or otherwise disposed of by Notes Agent or any other Notes Secured Party or by a Grantor as provided herein or (14) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of Notes Secured Party to any third party. The foregoing provision shall not impose on Notes Agent or any other Notes Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.  In connection with any transfer described herein to Revolving Loan Agent, Notes Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of Revolving Loan Agent and to be paid by B&L Supply) as shall be reasonably requested by Revolving Loan Agent to permit Revolving Loan Agent to obtain, for the benefit of the Revolving Loan Secured Parties, a first priority security interest in the Pledged Collateral.

5.3           Deposit Accounts.  In the case of any deposit accounts subject to Deposit Account Control Agreements (as such term is defined in the Revolving Loan Documents), after the occurrence of the Discharge of the Revolving Loan Debt, and to the extent that the Notes Debt remains outstanding, Revolving Loan Agent agrees, at the request of Notes Agent and at the expense of Grantors, to, with respect to deposit accounts, promptly deliver written notice to the bank at which deposit accounts are maintained that vi) such account(s) remain subject to a Lien in favor of Notes Agent and Revolving Loan Agent is no longer the “Agent” or “Lender Representative” (as the case may be) or otherwise entitled to act under such agreement, and vii) from the date of such notice and at all times thereafter until the Discharge of Notes Debt or Notes Agent instructs the bank at which the deposit account is maintained otherwise, that Notes Agent is to be deemed the “Agent” for all purposes in connection with such agreement and that the bank is to follow the directions of Notes Agent for all purposes in connection with such deposit accounts.

Section 6.               Insolvency or Liquidation Proceedings

6.1           Post Petition Financing; Cash Collateral.

(a)           Following the commencement of any Insolvency or Liquidation Proceeding of any Grantor, if such Grantor as debtor-in-possession (or a trustee appointed on behalf of such Grantor) shall move for either (1) within the first ten (10) Business Days following such commencement (the “Revolving Loan DIP Offer Period”), approval of financing (“Revolver DIP Financing”) to be provided by any Revolving Loan Secured Party under Section 364 of the Bankruptcy Code or (2) at any time, the use of cash collateral proceeds of the Revolving Loan Priority Collateral (the “Revolving Loan Cash Collateral”) with the consent of the Revolving Loan Agent under Section 363 of the Bankruptcy Code, the Notes Secured Parties agree as follows: (a) such Revolver DIP Financing (including any Revolving Loan Debt which arose prior to the Insolvency or Liquidation Proceeding) may be secured by Liens on all or a part of the assets of the Grantors which may be superior in priority to the Liens on the assets of the Grantors held by any other Person (so long as any such Lien for the Revolver DIP Financing secured by the Notes Priority Collateral is subordinate to the Lien of Notes Agent on the Notes Priority Collateral securing any Notes Debt), and (b) the Notes Secured Parties shall not contest or oppose in any manner such Revolver DIP Financing or Revolving Loan Cash Collateral use and shall be deemed to have waived any objections to such financing or cash collateral use, including by any objection alleging Grantors’ failure to provide “adequate protection” for the Liens of the Notes Secured Parties or otherwise, as long as (i) the Notes Secured Parties retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such Revolver DIP Financing and the existing Liens in favor of the Revolving Loan Secured Parties on the Revolving Loan Priority Collateral but senior to the Liens of the Revolving Loan Secured Parties on the Notes Priority Collateral to the same extent as provided under Section 2.2), (ii) the Notes Secured Parties receive a replacement Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such Revolver DIP Financing, the existing Liens in favor of the Revolving Loan Secured Parties on the Revolving Loan Priority Collateral and any replacement Liens granted to the Revolving Loan Secured Parties, in each case, with respect to the Revolving Loan Priority Collateral, but senior to the Lien of Revolving Loan Secured Parties on the Notes Priority Collateral to the extent under Section 2.2); provided, that, the inability of the Notes Secured Parties to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this clause (2)), (iii) the aggregate principal amount of loans and face amount of extant letter of credit obligations outstanding under such Revolver DIP Financing, together with the outstanding Revolving Loan Debt, shall not exceed the Maximum Priority Revolving Loan Debt plus the DIP Financing Cap Amount, (iv) such Revolver DIP Financing or use of Revolving Loan Cash Collateral is subject to the terms of this Agreement, (v) the interest rate, fees, advance rates and sublimits of any such Revolver DIP Financing are commercially reasonable under the circumstances and (vi) the documentation and court orders governing the use of Revolving Loan Cash Collateral or Revolver DIP Financing do not expressly require the liquidation and/or sale of all or a material portion of the Revolving Loan Priority Collateral.

(b)           Following the commencement of any Insolvency or Liquidation Proceeding of any Grantor, if, from and after the termination of the Revolving Loan DIP Offer Period (if no final documentation of any Revolver DIP Financing has been executed and become effective prior to that date), such Grantor as debtor-in-possession (or a trustee appointed on behalf of such Grantor) moves for either (3) approval of financing (“Notes DIP Financing”) to be provided by any Notes Secured Party under Section 364 of the Bankruptcy Code or (4) the use of cash collateral proceeds of the Notes Priority Collateral (the “Notes Cash Collateral”) with the consent of the Notes Agent under Section 363 of the Bankruptcy Code, the Revolving Loan Secured Parties agree as follows: (a) such Notes DIP Financing (including any Notes Debt which arose prior to the Insolvency or Liquidation Proceeding) may be secured by Liens on all or a part of the assets of the Grantors which may be superior in priority to the Liens on the assets of the Grantors held by any other Person (so long as any such Lien for the Notes DIP Financing secured by the Revolving Loan Priority Collateral is subordinate to the Lien of Revolving Loan Agent on the Revolving Loan Priority Collateral securing any Revolving Loan Debt (other than the principal amount thereof that exceeds the Maximum Priority Revolving Loan Debt)), and (b) the Revolving Loan Secured Parties shall not contest or oppose in any manner such Notes DIP Financing or Notes Cash Collateral use and shall be deemed to have waived any objections to such financing or cash collateral use, including by any objection alleging Grantors’ failure to provide “adequate protection” for the Liens of the Revolving Loan Secured Parties or otherwise, as long as (i) the Revolving Loan Secured Parties retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such Notes DIP Financing and the existing Liens in favor of the Notes Secured Parties on the Notes Priority Collateral but senior to the Liens of the Revolving Loan Secured Parties on the Revolving Loan Priority Collateral to the same extent as provided under Section 2.2), (ii) the Revolving Loan Secured Parties receive a replacement Lien on post-petition assets, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code (junior in priority to the Liens securing such Notes DIP Financing, the existing Liens in favor of the Notes Secured Parties on the Notes Priority Collateral and any replacement Liens granted to the Notes Secured Parties, in each case, with respect to the Notes Priority Collateral, but senior to the Lien of Notes Secured Parties on the Revolving Loan Priority Collateral to the extent under Section 2.2); provided, that, the inability of the Revolving Loan Secured Parties to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this clause (2)), (iii) such Notes DIP Financing or use of Notes Cash Collateral is subject to the terms of this Agreement, (iv) the interest rate, fees, advance rates and sublimits of any such Notes DIP Financing are commercially reasonable under the circumstances and (v) the documentation and court orders governing the use of Notes Cash Collateral or Notes DIP Financing do not expressly require the liquidation and/or sale of all or a material portion of the Notes Priority Collateral.

6.2           Adequate Protection.  The Notes Secured Parties may seek adequate protection of their interests in the Notes Priority Collateral in the form of a Lien on such additional or replacement collateral, which Lien, if granted, will be senior or subordinate to the Liens securing the Revolving Loan Debt on the same basis as the other Liens securing the Notes Debt are so senior or subordinated under this Agreement (provided, that, any failure of the Notes Secured Parties to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Notes Secured Parties pursuant to Section 6.1(a)).  The Revolving Loan Secured Parties may seek adequate protection of their interests in the Revolving Loan Priority Collateral in the form of a Lien on such additional or replacement collateral, which Lien, if granted, will be senior or subordinate to the Liens securing the Notes Debt on the same basis as the other Liens securing the Revolving Loan Debt are so senior or subordinated under this Agreement (provided, that, any failure of the Revolving Loan Secured Parties to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of the Revolving Loan Secured Parties pursuant to Section 6.1(b)).  In the event any Notes Secured Party seeks or requests such adequate protection in respect of Liens on Revolving Loan Priority Collateral securing Notes Debt, then viii) such adequate protection shall be limited to a Lien on additional or replacement Collateral, and ix) the Revolving Loan Secured Parties may seek and obtain, and each Notes Secured Party hereby consents to the granting of, a Lien on such additional or replacement Collateral as security for the Revolving Loan Debt and such Lien securing Revolving Loan Debt shall be senior in priority to the Notes Secured Parties’ Lien on the same basis as the other Liens securing the Revolving Loan Debt are senior to the Notes Secured Parties’ Liens under this Agreement.  In the event any Revolving Loan Secured Party seeks or requests such adequate protection in respect of Liens on Notes Priority Collateral securing Revolving Loan Debt, then (1) such adequate protection shall be limited to a Lien on additional or replacement Collateral, and (2) the Notes Secured Parties may seek and obtain, and each Revolving Loan Secured Party hereby consents to the granting of, a Lien on such additional or replacement Collateral as security for the Notes Debt and such Lien securing Notes Debt shall be senior in priority to the Revolving Loan Secured Parties’ Lien on the same basis as the other Liens securing the Notes Debt are senior to the Revolving Loan Secured Parties’ Liens under this Agreement.  If and to the extent such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Notes Secured Parties in the Revolving Loan Priority Collateral, then the Notes Secured Parties shall be entitled to assert a claim under Section 507(b) of the Bankruptcy Code in the amount of any such insufficiency; provided, however, that, any such claim under Section 507(b) shall be subordinate in right of payment of any claim under Section 507(b) of the Revolving Loan Secured Parties arising from any lack of adequate protection of their interests in the Revolving Loan Priority Collateral and, if the Discharge of Revolving Loan Debt does not occur upon the effective date of the plan of reorganization for, or conclusion of, the Insolvency or Liquidation Proceeding, then the Notes Secured Parties agree that any such claim they hold under Section 507(b) arising from any lack of adequate protection of their interests in Revolving Loan Priority Collateral may be satisfied under a plan of reorganization in any combination of payment or property having a value as of the effective date of such plan equal to the allowed amount of such claim under Section 507(b) arising from any lack of adequate protection of their interests in Revolving Loan Priority Collateral.  If and to the extent such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Revolving Loan Secured Parties in the Notes Priority Collateral, then the Revolving Loan Secured Parties shall be entitled to assert a claim under Section 507(b) of the Bankruptcy Code in the amount of any such insufficiency; provided, however, that, any such claim under Section 507(b) shall be subordinate in right of payment of any claim under Section 507(b) of Notes Secured Parties arising from any lack of adequate protection of their interests in Notes Priority Collateral and, if the Discharge of Notes Debt does not occur upon the effective date of the plan of reorganization for, or conclusion of, the Insolvency or Liquidation Proceeding, then the Revolving Loan Secured Parties agree that any such claim they hold under Section 507(b) may be satisfied under a plan of reorganization in any combination of payment or property having a value as of the effective date of such plan equal to the allowed amount of such claim under Section 507(b).  Except as otherwise provided in this Section 6.2 and Section 6.4, (a) no Revolving Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the Notes Priority Collateral without the prior written consent of the Notes Secured Parties, and (b) no Notes Secured Party may seek or assert any right it may have for adequate protection of its interest in the Revolving Loan Priority Collateral without the written consent of the Revolving Loan Secured Parties.

6.3           Sale of Collateral; Waivers.  The Notes Secured Parties shall consent and not otherwise object to a sale or other disposition of any Revolving Loan Priority Collateral under the Bankruptcy Code, including Sections 363, 365 and 1129, free and clear of any Liens thereon securing Notes Debt, if the Revolving Loan Secured Parties have consented to such sale or other disposition.  The Revolving Loan Secured Parties shall consent and not otherwise object to a sale or other disposition of any Notes Priority Collateral under the Bankruptcy Code, including Sections 363, 365 and 1129, free and clear of any Liens thereon securing Revolving Loan Debt, if the Notes Secured Parties have consented to such sale or other disposition.  Nothing in this Section 6.3 shall preclude any Secured Party from seeking to be the purchaser, assignee or other transferee of any Collateral in connection with any such sale or other disposition of Collateral under the Bankruptcy Code.  The Notes Secured Parties agree that the Revolving Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any such sale or other disposition of, the Revolving Loan Priority Collateral and the Revolving Loan Secured Parties agree that the Notes Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to, or otherwise object to any such sale or other disposition of, the Notes Priority Collateral; provided, however, that, the Secured Parties shall not be deemed to have agreed to any “credit bid” by other Secured Parties in connection with the sale or other disposition of Collateral consisting of both Notes Priority Collateral and Revolving Loan Priority Collateral.

6.4           Permitted Adequate Protection Payments.

(a)           Notwithstanding anything herein to the contrary, (3) the Notes Secured Parties may seek post-petition interest and/or adequate protection payments in any Insolvency or Liquidation Proceeding with respect to the Notes Priority Collateral or the Revolving Loan Priority Collateral, and the Revolving Loan Secured Parties may not oppose such motions and (4) the Revolving Loan Secured Parties may seek post-petition interest and/or adequate protection payments in any Insolvency or Liquidation Proceeding with respect to the Revolving Loan Priority Collateral or the Notes Priority Collateral, and the Notes Secured Parties may not oppose such motions.

(b)           With respect to any post-petition interest and/or adequate payments sought by the Notes Secured Parties in an Insolvency or Liquidation Proceeding based upon the value or diminution in value of the Notes Secured Parties’ interest in Revolving Loan Priority Collateral, if the Notes Secured Parties receive such payments from the proceeds of Revolving Loan Priority Collateral or any Revolver DIP Financing permitted under Section 6.1, and the Discharge of Revolving Loan Debt does not occur upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, (5) the Maximum Priority Revolving Loan Debt amount shall be deemed increased to the extent necessary so as include advances made under any Revolver DIP Financing for payments to the Notes Secured Parties under this Section 6.4 and (6) the Notes Secured Parties shall pay over to the Revolving Loan Secured Parties an amount equal to the lesser of (a) such post-petition interest and/or adequate protection payments and (b) the amount of the Revolving Loan Debt remaining unpaid upon the effectiveness of the plan of reorganization or conclusion of the Insolvency or Liquidation Proceeding; provided, that, to the extent any portion of the amount remaining unpaid in cash represents consideration received by the Revolving Loan Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the amount to be paid over to the Revolving Loan Secured Parties (which notes, equity or other property do not constitute Discharge of Revolving Loan Debt), the Revolving Loan Secured Parties shall, upon receipt of such amount from the Notes Secured Parties, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of such amounts to the Notes Secured Parties in exchange for the amounts paid over by them to the Revolving Loan Secured Parties.  The obligations of the Notes Secured Parties under the preceding sentence shall be several and not joint, and in no event shall any Notes Secured Party be obligated to pay any amount or turnover any property not received by or on behalf of such Notes Secured Party.  For purposes of clarity, any adequate protection payments sought or obtained on account of any diminution in value of the Notes Priority Collateral shall be subject to the provisions of Section 6.4(a) but not this Section 6.4(b).

(c)           With respect to any post-petition interest and/or adequate payments sought by the Revolving Loan Secured Parties in an Insolvency or Liquidation Proceeding based upon the value or diminution in value of the Revolving Loan Secured Parties’ interest in Notes Priority Collateral, if the Revolving Loan Secured Parties receive such payments from the proceeds of Notes Priority Collateral or any Notes DIP Financing permitted under Section 6.1, and the Discharge of Notes Debt does not occur upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, the Revolving Loan Secured Parties shall pay over to the Notes Secured Parties an amount equal to the lesser of (i) such post-petition interest and/or adequate protection payments and (ii) the amount of the Notes Debt remaining unpaid upon the effectiveness of the plan of reorganization or conclusion of the Insolvency or Liquidation Proceeding; provided, that, to the extent any portion of the amount remaining unpaid in cash represents consideration received by the Notes Secured Parties in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the amount to be paid over to the Notes Secured Parties (which notes, equity or other property do not constitute Discharge of Notes Debt), the Notes Secured Parties shall, upon receipt of such amount from the Revolving Loan Secured Parties, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of such amounts to the Revolving Loan Secured Parties in exchange for the amounts paid over by them to the Notes Secured Parties.  The obligations of the Revolving Loan Secured Parties under the preceding sentence shall be several and not joint, and in no event shall any Revolving Loan Secured Party be obligated to pay any amount or turnover any property not received by or on behalf of such Revolving Loan Secured Party.  For purposes of clarity, any adequate protection payments sought or obtained on account of any diminution in value of the Revolving Loan Priority Collateral shall be subject to the provisions of Section 6.4(a) but not this Section 6.4(c).

6.5           Relief from the Automatic Stay.  Notes Agent, for itself and on behalf of the other Notes Secured Parties, agrees that, so long as the Discharge of Revolving Loan Debt has not occurred, no Notes Secured Party shall, without the prior written consent of the Revolving Loan Secured Parties, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Revolving Loan Priority Collateral or any proceeds thereof; provided, that, in the event the Revolving Loan Secured Parties seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of Revolving Loan Priority Collateral, the Revolving Loan Secured Parties agree that the Notes Secured Parties may seek or request similar relief to that sought by the Revolving Loan Secured Parties so that the Notes Secured Parties may seek to exercise their rights and remedies under the Notes Documents and against such Collateral subject to the provisions of this Agreement.  The Revolving Loan Secured Parties agree that, so long as the Discharge of Notes Debt has not occurred, no Revolving Loan Secured Party shall, without the prior written consent of the Notes Secured Parties, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Notes Priority Collateral or any proceeds thereof; provided, that, in the event Notes Secured Parties seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding, the Notes Secured Parties agree that the Revolving Loan Secured Parties may seek or request similar relief to that sought by the Notes Secured Parties so that the Revolving Loan Secured Parties may seek to exercise their rights and remedies under the Revolving Loan Documents and against such Collateral subject to the provisions of this Agreement.

6.6           Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the Revolving Loan Debt and the Notes Debt, then, to the extent the debt obligations distributed on account of the Revolving Loan Debt and on account of the Notes Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7           No Challenges to Claims.

(a)           Notes Agent, for itself and on behalf of the other Notes Secured Parties, agrees that no Notes Secured Party shall oppose or seek to challenge any claim by any Revolving Loan Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Revolving Loan Debt, including those consisting of post-petition interest, fees or expenses.

(b)           Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, agrees that no Revolving Loan Secured Party shall oppose or seek to challenge any claim by any Notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Notes Debt, including those consisting of post-petition interest, fees or expenses.

6.8           Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code.  Notes Agent, for itself and on behalf of the other Notes Secured Parties, waives any claim any Notes Secured Party may hereafter have against any Revolving Loan Secured Party arising out of the election by any Revolving Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.  The Revolving Loan Secured Parties waive any claim they may hereafter have against any Notes Secured Party arising out of the election by any Notes Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

6.9           Separate Grants of Security and Separate Classes.  Each of the parties hereto irrevocably acknowledges and agrees that x) the claims and interests of the Revolving Loan Secured Parties and the Notes Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, xi) the grants of the Liens to secure the Revolving Loan Debt and the grants of the Liens to secure the Notes Debt constitute two separate and distinct grants of Liens, xii) the Revolving Loan Secured Parties rights in the Collateral are fundamentally different from the Notes Secured Parties’ rights in the Collateral and xiii) as a result of the foregoing, among other things, the Revolving Loan Debt and the Notes Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

6.10         Survival After Bankruptcy.  This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as debtor-in-possession.  The relative rights of the Revolving Loan Secured Parties and the Notes Secured Parties in or to any distributions from or in respect of any Collateral or proceeds shall continue after the institution of any Insolvency or Liquidation Proceeding involving any Grantor, including, without limitation, the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of Revolving Loan Cash Collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement.  This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

6.11         Preference Issues.  If any Revolving Loan Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (a “Recovery”), then the Revolving Loan Debt shall be reinstated to the extent of such Recovery and the Revolving Loan Secured Parties shall be entitled to a Discharge of Revolving Loan Debt with respect to all such recovered amounts.  If any Notes Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any Recovery, then the Notes Debt shall be reinstated to the extent of such Recovery and the Notes Secured Parties shall be entitled to a Discharge of Notes Debt with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.12         Other Bankruptcy Laws.  In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7.              Noteholders’ Purchase Option

7.1           Notice of Exercise.  At any time following the occurrence and during the continuance of a Triggering Event, Notes Agent, for itself and on behalf of the other Notes Secured Parties, shall have the option at any time upon five (5) Business Days’ prior written notice to Revolving Loan Agent to purchase all, but not part (other than the exclusion, at the purchasers’ option, of the amount of Revolving Loan Debt that exceeds the Maximum Priority Revolving Loan Debt), of the Revolving Loan Debt from the Revolving Loan Secured Parties.  Such notice from Notes Agent to Revolving Loan Agent shall be irrevocable.

7.2           Pro Rata Offer.  The Notes Secured Parties agree, solely as among themselves, that upon the occurrence of any Triggering Event and any contemplation of a potential exercise of the Noteholders’ option to purchase pursuant to this Section 7, the Notes Agent shall send a notice to all Noteholders giving each of them the option to purchase at least their pro rata share of the Revolving Loan Debt elected for purchase in accordance with Section 7.1 (the “Revolving Loan Purchase Amount”).  No Noteholder shall be required to participate in any purchase offer hereunder, and each Notes Secured Party acknowledges and agrees that a purchase offer may be made by any or all of the Notes Secured Parties, subject to the requirements of the preceding sentence.  The provisions of this Section 7.2 are intended solely for the benefit of the Notes Secured Parties and may be modified, amended or waived by them without the approval of the B&L Supply, any other Grantor, any Revolving Loan Secured Party, or otherwise.

7.3           Purchase and Sale.  On the date specified by Notes Agent in such written notice (which shall not be less than five (5) nor more than thirty (30) Business Days after the receipt by Revolving Loan Agent of the irrevocable notice from Notes Agent of the Notes Secured Parties’ election to exercise the purchase option), Revolving Loan Agent and the Revolving Loan Lenders shall sell to the participating Noteholders (the “Purchasing Noteholders”), and the Purchasing Noteholders shall purchase from the Revolving Loan Secured Parties (the “Revolving Loan Debt Purchase”), the Revolving Loan Purchase Amount as set forth in such written notice; provided, that, Revolving Loan Agent and the Revolving Loan Lenders shall retain all rights xiv) to receive payments in respect of any the Revolving Loan Debt in excess of the Revolving Loan Purchase Amount, if any (such obligations referred to herein as the “Retained Revolving Loan Debt”), and xv) to continue to be indemnified or held harmless by the Grantors in accordance with the terms of the Revolving Loan Documents.  In connection with the Revolving Loan Debt Purchase, each Revolving Loan Lender and each Purchasing Noteholder shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all signatories, pursuant to which, among other things, each Revolving Loan Lender shall assign to the Purchasing Noteholders such Revolving Loan Lender’s pro rata share of the Commitments and Revolving Loan Debt relating to the Revolving Loan Debt Purchase.  In addition to and not in limitation of the foregoing, (1) contemporaneously with the consummation of the Revolving Loan Debt Purchase, Revolving Loan Agent shall resign as the “Agent” under the Revolving Loan Documents (and shall execute and deliver all such documents and instruments reasonably requested by Notes Agent and/or Purchasing Noteholders to assign and transfer any Collateral, together with any and all rights under third-party agreements related to Collateral and/or access thereto, to the applicable successor Agent and to maintain the validity, perfection and priority of the Liens on the Collateral in favor of the successor Agent) and Notes Agent or such other Person as the Purchasing Noteholders shall designate, shall be designated as the successor “Agent” under the Revolving Loan Documents, and (2) from and after the Revolving Loan Purchase Date, solely to the extent that the amount of the Retained Revolving Loan Debt is greater than zero, each of the Revolving Loan Lenders who execute and deliver an assignment and acceptance agreement with the Purchasing Noteholders (the “Revolving Loan Transferring Lenders”) shall continue to be, and shall have all rights and remedies of, a “Lender” under the Revolving Loan Documents to the extent of their pro rata share of the Retained Revolving Loan Debt; except, that, each such Revolving Loan Transferring Lender shall have no further obligation whatsoever to make any loans, advances or other financial accommodations to or for the benefit of any Grantor under any Revolving Loan Documents and each such Revolving Loan Transferring Lender shall execute an amendment acknowledging that such Retained Revolving Loan Debt is a last-out tranche, payable only after all of the Notes Debt and other Revolving Loan Debt is paid in full.  Interest and other amounts with respect to the Retained Revolving Loan Debt shall continue to be paid in accordance with the terms of the Revolving Loan Documents, and the Retained Revolving Loan Debt shall continue to be secured by the Collateral on a junior basis to all other Revolving Loan Debt and all Notes Debt.  Revolving Loan Agent, for itself and on behalf of the Revolving Loan Lenders, hereby represents and warrants that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for the Revolving Loan Debt Purchase.

7.4           Payment of Purchase Price.

(a)           Upon the effective date of the Revolving Loan Debt Purchase (the “Revolving Loan Purchase Date”), the Purchasing Noteholders shall (3) pay to Revolving Loan Agent, for the benefit of the Revolving Loan Lenders, as the purchase price therefor, the full amount of the Revolving Loan Purchase Amount then outstanding and unpaid, (4) without duplication, and to the extent included in the Revolving Loan Purchase Amount, furnish or cause to be furnished to Revolving Loan Agent cash collateral in a manner and in such amounts as Revolving Loan Agent determines is reasonably necessary to secure Revolving Loan Agent in connection with any issued and outstanding letters of credit and Bank Product Obligations provided by the Revolving Loan Secured Parties (including, without limitation, letters of credit that Revolving Loan Agent has arranged to be provided by third parties pursuant to the financing arrangements of the Revolving Loan Secured Parties with Grantors) to Grantors (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit), and (5) agree to indemnify and hold harmless the Revolving Loan Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Revolving Loan Debt (other than the Retained Revolving Loan Debt) as a direct result of any acts by Notes Agent or any other Notes Secured Party occurring after the Revolving Loan Purchase Date, to the extent found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Notes Secured Party.

(b)           Subsequent to the Revolving Loan Purchase Date, after the payment in full in cash of the Notes Debt and the payment in full in cash of the Revolving Loan Debt purchased by the Purchasing Noteholders pursuant to this Section 7, including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys’ fees and legal expenses), the Notes Secured Parties shall remit to Revolving Loan Agent, for itself and for the benefit of the Revolving Loan Lenders, any sums or amounts received by Notes Agent or any Notes Secured Party from any Grantor or from any Collateral, for application to the full amount of all Retained Revolving Loan Debt outstanding and unpaid (together with interest thereon at the highest applicable rate set forth in the Revolving Loan Agreement as in effect on the date of the purchase), which sums or amounts shall be remitted within three (3) Business Days after receipt thereof by Notes Agent or any such Notes Secured Party. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Revolving Loan Agent in New York, New York, as Revolving Loan Agent may designate in writing to Notes Agent for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Notes Agent to the bank account designated by Revolving Loan Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Notes Secured Parties to the bank account designated by Revolving Loan Agent are received in such bank account later than 1:00 p.m., New York City time.

7.5           Representations Upon Purchase and Sale.  Such Revolving Loan Debt Purchase shall be expressly made without representation or warranty of any kind by Revolving Loan Agent or any Revolving Loan Secured Party as to the Revolving Loan Debt or otherwise and without recourse to the Revolving Loan Secured Parties; except, that, the Revolving Loan Lender that is transferring such Revolving Loan Debt shall represent and warrant: xvi) the amount of the Revolving Loan Debt being purchased from it, xvii) that such Revolving Loan Lender owns the Revolving Loan Debt free and clear of any Liens or encumbrances and xviii) that such Revolving Loan Lender has the right to assign such Revolving Loan Debt and the assignment is duly authorized.

7.6           Notice from Revolving Loan Agent Prior to Revolving Loan Lien Enforcement Action.  In the absence of Exigent Circumstances, Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, agrees that it will give Notes Agent ten (10) Business Days’ prior written notice of its intention to commence the exercise of any Revolving Loan Lien Enforcement Action against the Collateral.  In the event that during such ten (10) Business Day period, Notes Agent shall send to Revolving Loan Agent the irrevocable notice of the Notes Secured Parties’ intention to exercise the purchase option given by the Revolving Loan Secured Parties to the Notes Secured Parties under this Section 7, the Revolving Loan Secured Parties shall not commence a Revolving Loan Lien Enforcement Action (provided, that, continuing collection of accounts receivable and other actions permitted under the Revolving Loan Documents when no Revolving Loan Event of Default exists shall not be prohibited hereunder); provided, further, that, the Revolving Loan Secured Parties’ forbearance as aforesaid shall terminate if an Exigent Circumstance shall exist (in which case,  Revolving Loan Agent agrees to provide prompt notice of such Exigent Circumstance to Notes Agent and agrees to consult with Notes Agent prior to the commencement of any Revolving Loan Lien Enforcement Action deemed necessary by Revolving Loan Agent unless such Exigent Circumstances require otherwise) or if the purchase and sale with respect to the Revolving Loan Debt provided for herein shall not have closed within thirty (30) Business Days after the receipt by Revolving Loan Agent of the irrevocable notice from Notes Agent, and the Revolving Loan Secured Parties shall not have received payment in full of the Revolving Loan Purchase Amount as provided for herein within such thirty (30) Business Day period.

Section 8.               Access and Use of Notes Priority Collateral

8.1           Access and Use Rights of Revolving Loan Agent.  In the event that Notes Agent shall acquire control or possession of any of the Notes Priority Collateral or shall, through the exercise of remedies under the Notes Documents or otherwise, sell any of the Notes Priority Collateral to any third party (a “Third Party Purchaser”), Notes Agent shall permit Revolving Loan Agent (or require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the Revolving Collateral Agent), at Revolving Loan Agent’s option and in accordance with applicable law, and at the expense of the Revolving Secured Parties:  xix) to enter and use any or all of the Notes Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of real property and the improvements, structures, buildings thereon and all related rights during normal business hours or in order to inspect, remove or take any action with respect to the Revolving Loan Priority Collateral or to enforce Revolving Loan Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Priority Collateral and the examination and duplication of the books and records of any Grantor related to the Revolving Loan Priority Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any Revolving Loan Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon; and xx) use any of the Notes Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of equipment (including computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Revolving Loan Priority Collateral) or other equipment to handle, deal with or dispose of any Revolving Loan Priority Collateral pursuant to the rights of Revolving Loan Agent and the other Revolving Loan Secured Parties as set forth in the Revolving Loan Documents, the UCC of any applicable jurisdiction and other applicable law.  Notes Agent shall not have any responsibility or liability for the acts or omissions of Revolving Loan Agent or any of the other Revolving Loan Secured Parties, and Revolving Loan Agent and the other Revolving Loan Secured Parties shall not have any responsibility or liability for the acts or omissions of Notes Agent, in each case arising in connection with such other Person’s use and/or occupancy of any of the Notes Priority Collateral.  The rights of Revolving Loan Agent set forth in clauses (a) and (b) above as to the Notes Priority Collateral (collectively, the “Access and Use Rights”) shall be irrevocable and shall continue at Revolving Loan Agent’s option for a period of one hundred and twenty (120) days as to any such Notes Priority Collateral from the date on which Notes Agent has notified Revolving Loan Agent that Notes Agent has acquired possession or control of such Notes Priority Collateral.  The time periods set forth herein shall be tolled during the pendency of any proceeding of a Grantor under the U.S. Bankruptcy Code or other proceedings pursuant to which Revolving Loan Agent is effectively stayed from enforcing its rights against the Revolving Loan Priority Collateral.  In no event shall Notes Agent or any of the Notes Secured Parties take any action to interfere, limit or restrict the Access and Use Rights of Revolving Loan Agent or the exercise of such rights by Revolving Loan Agent pursuant to this Section 8.1 prior to the expiration of such periods.

8.2           Responsibilities of Revolving Loan Secured Parties.  During the period of actual occupation, use and/or control by Revolving Loan Agent of any Notes Priority Collateral (or any assets or property subject to a leasehold interest constituting Notes Priority Collateral), the Revolving Secured Parties shall be obligated xxi) to reimburse the Notes Secured Parties any incremental additional amounts required to be paid in respect of increases in utilities, taxes and all other operating costs of such Notes Priority Collateral as a result of the use thereof by Revolving Loan Agent that Notes Agent or the other Notes Secured Parties would not have had to pay or be responsible for but for the use thereof by Revolving Loan Agent pursuant to its rights hereunder during any such period of actual occupation, use and/or control to the extent the same are actually paid by the Notes Secured Parties, xxii) to repair at their expense any physical damage to such Notes Priority Collateral resulting from such occupancy, use and/or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use and/or control (ordinary wear and tear excepted), and xxiii) to deliver to Notes Agent a certificate of insurance showing property and liability coverage reasonably satisfactory to Notes Agent on such Notes Priority Collateral during any such period of actual occupation, use and/or control thereof by Revolving Loan Agent and naming Notes Agent as an additional named insured.  Without limiting the rights granted in this section, Revolving Loan Agent and the other Revolving Loan Secured Parties shall cooperate with the Notes Secured Parties in connection with any efforts made by Notes Agent or the Notes Secured Parties to sell the Notes Priority Collateral.

8.3           Intellectual Property.  In addition to and not in limitation of Section 8.1, in connection with any enforcement action by Revolving Loan Agent, Notes Agent hereby grants to Revolving Loan Agent a non-exclusive, irrevocable royalty free license with respect to any Intellectual Property necessary to realize upon any Revolving Loan Priority Collateral for the purpose of effecting such realization.  Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Loan Priority Collateral pursuant to the exercise by Revolving Loan Agent of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such Revolving Loan Priority Collateral to which any such Intellectual Property is affixed.

Section 9.              Reliance; Waivers; etc.

9.1           Reliance.

(a)           The consent by the Revolving Loan Secured Parties to the execution and delivery of the Notes Documents and the grant to Notes Agent on behalf of the Notes Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Revolving Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b)           The consent by the Notes Secured Parties to the execution and delivery of the Revolving Loan Documents and the grant to Revolving Loan Agent on behalf of the Revolving Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Notes Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

9.2           No Warranties or Liability.

(a)           Notes Agent, for itself and on behalf of the other Notes Secured Parties, acknowledges and agrees that each of Revolving Loan Agent and the other Revolving Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Notes Agent agrees, for itself and on behalf of the other Notes Secured Parties, that the Revolving Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Revolving Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Notes Agent or any of the other Notes Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither Revolving Loan Agent nor any of the other Revolving Loan Secured Parties shall have any duty to Notes Agent or any of the other Notes Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Notes Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

(b)           Revolving Loan Agent, for itself and on behalf of the other Revolving Loan Secured Parties, acknowledges and agrees that each of Notes Agent and the other Notes Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Notes Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Revolving Loan Agent agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that the Notes Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Notes Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Revolving Loan Agent or any of the other Revolving Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement.  Neither Notes Agent nor any of the other Notes Secured Parties shall have any duty to Revolving Loan Agent or any of the other Revolving Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

9.3           No Waiver of Lien Priorities.

(a)           No right of Revolving Loan Agent or any of the other Revolving Loan Secured Parties to enforce any provision of this Agreement or any of the Revolving Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Loan Agent or any other Revolving Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Loan Documents or any of the Notes Documents, regardless of any knowledge thereof which Revolving Loan Agent or any of the other Revolving Loan Secured Parties may have or be otherwise charged with.

(b)           No right of Notes Agent or any of the other Notes Secured Parties to enforce any provision of this Agreement or any of the Notes Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Notes Agent or any other Notes Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Notes Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which Notes Agent or any of the other Notes Secured Parties may have or be otherwise charged with.

(c)           Notes Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d)           Revolving Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

9.4           Amendments to Documents.  Without in any way limiting the generality of Section 9.3(a) above (but subject to the rights of the Grantors under the Revolving Loan Documents or Note Documents), the Revolving Loan Documents and the Notes Documents may be amended, supplemented or otherwise modified, in each case, in accordance with the terms of both the Revolving Loan Documents and the Notes Documents, and the Revolving Loan Debt and Notes Debt may be refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the transaction under any Revolving Loan Document or any Notes Document) of the Revolving Loan Secured Parties or the Notes Secured Parties, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement.

Section 10.             Miscellaneous.

10.1         Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Loan Documents or the Notes Documents, the provisions of this Agreement shall govern.

10.2         Continuing Nature of this Agreement; Severability.  This Agreement shall continue to be effective until the first to occur of the Discharge of Revolving Loan Debt and the Discharge of the Notes Debt.  This is a continuing agreement of lien subordination and the Secured Parties may continue, at any time and without notice to the other Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Debt and/or Notes Debt (as applicable) in reliance hereof.  Each of Notes Agent, for itself and on behalf of the Notes Secured Parties, and Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.3         Refinancing.

(a)           Refinancing Permitted.  As an agreement among the Secured Parties only and without prejudice to any rights of the Secured Parties under the Revolving Loan Documents and Notes Documents, as applicable, the Revolving Loan Debt and/or Notes Debt may be refinanced if (1) the terms and provisions of any such refinancing debt, if instead implemented as modifications to the debt being refinanced, could be effected without the consent of the Agent to the debt not being refinanced, in accordance with the provisions of Section 9.4 hereof, and (2) the holders of such indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.  Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, and Notes Agent, for itself and on behalf of the Notes Secured Parties, agree, in connection with any refinancing of the Revolving Loan Debt and/or the Notes Debt permitted by this Section 10.3(a), promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors may reasonably request to reflect such refinancing; provided, that, the rights and powers of the Secured Parties contemplated hereby shall not be affected thereby.  References to refinance or refinancing in this Agreement shall include any indebtedness that is refinanced, extended, renewed, defeased, amended, modified, supplemented, restructured, replaced, refunded, or exchanged for other indebtedness in whole or in part.

(b)           Effect of Refinancing.

(i)            If substantially contemporaneously with the Discharge of Revolving Loan Debt, B&L Supply refinances indebtedness outstanding under the Revolving Loan Documents in accordance with the provisions of Section 10.3(a), then after written notice to Notes Agent, (a) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Revolving Loan Documents shall automatically be treated as Revolving Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (b) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Revolving Loan Agreement and the Revolving Loan Documents for all purposes of this Agreement and (c) the agent under the new Revolving Loan Agreement shall be deemed to be Revolving Loan Agent for all purposes of this Agreement.  Upon receipt of notice of such refinancing (including the identity of the new Revolving Loan Agent), Notes Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as B&L Supply or the new Revolving Loan Agent may reasonably request in order to provide to the new Revolving Loan Agent the rights of Revolving Loan Agent contemplated hereby.

(ii)           If substantially contemporaneously with the Discharge of Notes Debt, B&L Supply refinances indebtedness outstanding under the Notes Documents in accordance with the provisions of Section 10.3(a), then after written notice to Revolving Loan Agent, (d) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Notes Documents shall automatically be treated as Notes Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (e) the indenture, credit agreement and the other loan or note documents evidencing such new indebtedness shall automatically be treated as the Indenture and the Notes Documents for all purposes of this Agreement and (f) the agent or trustee under the new Indenture shall be deemed to be Notes Agent for all purposes of this Agreement.  Upon receipt of notice of such refinancing (including the identity of the new Notes Agent), Revolving Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as B&L Supply or the new Notes Agent may reasonably request in order to provide to the new Notes Agent the rights of Notes Agent contemplated hereby.

10.4         Amendments; Waivers.  No amendment or modification of any of the provisions of this Agreement by Notes Agent or Revolving Loan Agent shall be deemed to be made unless the same shall be in writing signed on behalf of both of the Notes Agent and the Revolving Loan Agent (as directed pursuant to the applicable Notes Documents or Revolving Loan Documents, as the case may be).  No waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly adversely affected.

10.5         Subrogation.

(a)           Notes Agent, for itself and on behalf of the Notes Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Debt has occurred.

(b)           Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Notes Debt has occurred.

10.6         Consent to Jurisdiction; Waivers.  The parties hereto consent to the jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and consent that all service of process may be made by registered mail directed to such party as provided in Section 10.7 below for such party.  Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

10.7         Notices.  All notices to the Notes Secured Parties and the Revolving Loan Secured Parties permitted or required under this Agreement may be sent to Notes Agent and Revolving Loan Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Revolving Loan Agent:	Regions Bank 5001 Spring Valley Road, Suite 153-W Dallas, Texas 75244 Attention: Jon Eckhouse Telephone: 972-383-7510 Facsimile: 972-383-7505

with copies to:	Otterbourg, Steindler, Houston & Rosen, P.C. 230 Park Avenue New York, New York 10169 Attention: Mitchell M. Brand, Esq. Telephone: 212-661-9100 Facsimile: 212-682-6104

Notes Agent:	Bank of New York Mellon Trust Company, N.A. 101 Barclay Street, 8W New York, NY 10286 Attention: Corporate Trust Administration Facsimile: 904-645-1921
with copies to:	Latham & Watkins LLP 885 Third Avenue New York, NY 10022-4834 Attention: Marc Jaffe Telephone: (212) 906-1281 Facsimile: (212) 751-4864

10.8         Further Assurances.

(a)           Notes Agent agrees that it shall, for itself and on behalf of the Notes Secured Parties, take such further action and shall execute and deliver to Revolving Loan Agent such additional documents and instruments (in recordable form, if requested) as Revolving Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

(b)           Revolving Loan Agent agrees that it shall, for itself and on behalf of the Revolving Loan Secured Parties, take such further action and shall execute and deliver to Notes Agent such additional documents and instruments (in recordable form, if requested) as Notes Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

10.9         Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

10.10       Governing Law.  The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

10.11       Binding on Successors and Assigns.  This Agreement shall be binding upon Revolving Loan Agent, the other Revolving Loan Secured Parties, Notes Agent, the other Notes Secured Parties, Grantors and their respective permitted successors and assigns.

10.12       Specific Performance.

(a)           Revolving Loan Agent may demand specific performance of this Agreement. Notes Agent, for itself and on behalf of the Notes Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolving Loan Agent.

(b)           Notes Agent may demand specific performance of this Agreement. Revolving Loan Agent, for itself and on behalf of the Revolving Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Notes Agent.

10.13       Section Titles; Time Periods.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

10.14       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

10.15       Authorization.   By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

10.16       No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Debt and Notes Debt. No other Person shall have or be entitled to assert rights or benefits hereunder.

10.17       Additional Grantors.  B&L Supply shall cause each of its subsidiaries that becomes a Grantor to acknowledge and consent to the terms of this Agreement by causing such subsidiary to execute and deliver to the parties hereto a Grantor Joinder, substantially in the form of Annex B hereto, pursuant to which such subsidiary shall agree to be bound by the terms of the attached Acknowledgment and Agreement to the same extent as if it had executed and delivered same as of the date hereof.

10.18       The Notes Collateral Agent. The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the Indenture, has been appointed collateral agent (“Notes Collateral Agent”) for the Noteholders pursuant to the Indenture.  It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Notes Agent hereunder is subject to the terms of the delegation of authority made by the Noteholders to the Notes Collateral Agent pursuant to the Indenture, and that the Notes Collateral Agent has agreed to act (and any successor Notes Collateral Agent shall act) as such hereunder only on the express conditions contained therein. The Notes Collateral Agent shall have all rights, benefits, privileges, indemnities and protections contained in the Indenture when acting in its capacity as Notes Collateral Agent hereunder. Any successor Notes Collateral Agent appointed pursuant to the Indenture shall be entitled to all the rights, interests and benefits of the Notes Collateral Agent hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING LOAN AGENT	NOTES AGENT
REGIONS BANK, as Revolving Loan Agent By: /s/ Jon Eckhouse Name: Jon Eckhouse Title: Vice President	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Agent By: /s/ Teresa Petta Name: Teresa Petta Title: Vice President

[Signature Page to Intercreditor Agreement-Bourland]

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the representations, terms and provisions of the Intercreditor Agreement among REGIONS BANK, in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as agent for the Notes Secured Parties (in such capacity, “Notes Agent”), of which this Acknowledgment and Agreement is a part.  By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that (a) if either the Revolving Loan Agent or the Notes Agent holds Collateral it does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Secured Party upon request therefor any such Collateral as provided in the Intercreditor Agreement, and (b) it will execute and deliver such additional documents and take such additional action as may be necessary in the reasonable opinion of the Revolving Loan Agent or the Notes Agent to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.  B&L Supply agrees to provide to the Notes Agent and the Revolving Loan Agent a copy of each Grantor Joinder hereto executed and delivered pursuant to Section 10.17 of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that: although it may sign this Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Agreement, a breach by the undersigned of any of its obligations under the Intercreditor Agreement or this Acknowledgment and Agreement will constitute an Event of Default to the extent provided under the terms of each of the Revolving Loan Agreement and the Indenture.

[SIGNATURE PAGE FOLLOWS]

BOURLAND & LEVERICH SUPPLY CO. LLC By: /s/ David L. Laxton, III Name: David L. Laxton, III Title: Executive Vice President

[Signature Page to Acknowledgment to Intercreditor Agreement-Bourland]

Annex A
to
Intercreditor Agreement

Revolving Loan Priority Collateral

All of each Grantor’s, now owned or hereafter acquired:

(a)           Accounts (as defined below);

(b)           Inventory (as defined below);

(c)           Related Intangibles (as defined below);

(d)           Receivables (as defined below);

(e)           tax refunds and tax refund claims;

(f)           investment property (as defined in the UCC) consisting of cash and Cash Equivalents (as defined below);

(g)           ledgers, books of account, records, software, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating solely to any of the foregoing;

(h)           all deposit accounts (as defined in the UCC); and

(i)           products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the foregoing Collateral.

 *  *  *  *  * *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to, or on account of an Account.

“Accounts” shall mean all present and future rights of an Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation supporting the payment or performance of Accounts incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Accounts.

“Cash Equivalents” shall have the meaning as set forth in the Revolving Loan Agreement as in effect on the date hereof.

Annex A-1

“Inventory” means “inventory”, as such term is defined in the UCC, and inventory, goods, and merchandise to be furnished under any contract of service or held for sale or lease, returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and all documents of title or other documents representing them.

“Receivables” shall mean the following now owned or hereafter arising or acquired property of an Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all instruments evidencing Accounts or Inventory, including, without limitation, all promissory notes relating to the foregoing; (d) all chattel paper with respect to, or otherwise representing or evidencing, Accounts or Inventory; (e) all documents representing or evidencing, Accounts or Inventory;  and (f) the Proceeds of all of the foregoing.

“Related Intangibles” shall mean (a) payment intangibles, contract rights, commercial tort claims, choses in action or causes of actions or claims arising out of or supporting the payment or performance of Accounts or Inventory; (b) guaranty or warranty claims with respect to Accounts or Inventory; (c) all letters of credit, banker’s acceptances and similar instruments of each Grantor supporting or received in consideration for any Inventory or Accounts of an Grantor; (d) all supporting obligations evidencing Accounts with respect to such Grantor and all present and future liens, security interests, rights, remedies, title and interest supporting or received or receivable in respect of Inventory and Accounts of an Grantor, including (i) rights and remedies under or relating to guaranties, indemnities, contracts of suretyship, letters of credit and credit and other insurance, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors, in each case for purposes of clauses (d)(i) through (iv), to the extent supporting or securing, or arising from, Accounts or Inventory of such Grantor, and (e) monies, credit balances, deposits and other property of each Grantor constituting proceeds of Accounts, Inventory or any of the foregoing now or hereafter held or received by or in transit to Revolving Loan Secured Parties or its affiliates or at any other depository or other institution from or for the account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

Annex A-2

Annex B
to
Intercreditor Agreement

Form of Grantor Joinder

Reference is made to that certain Intercreditor Agreement, dated as of October 16, 2012 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among REGIONS BANK, in its capacity as agent for the Revolving Loan Secured Parties (in such capacity, the “Revolving Loan Agent”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as agent for the Notes Secured Parties (in such capacity, “Notes Agent”).  Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of ________ __, 20__ (this “Grantor Joinder”), is being delivered pursuant to Section 10.17 of the Intercreditor Agreement.

The undersigned, __________, a __________ (the “Additional Grantor”), hereby agrees to become a party to the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the Additional Grantor had executed and delivered the Intercreditor Agreement as of the date thereof.

This Grantor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Section 10 of the Intercreditor Agreement shall apply with like effect to this Grantor Joinder.

[Signature Pages Follow]

Annex B-1

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex B-2